Exhibit 3.2

Certificate of Incorporation

of

Scientific Games International, Inc.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/01/1991
721091061 – 2258732

CERTIFICATE OF INCORPORATION

OF

SCIENTIFIC GAMES OPERATING CORP.

(Pursuant to Sections 101 and 102 of the
General Corporation Law of the State of Delaware)

The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation (the “Corporation”) is “Scientific Games Operating Corp.”

SECOND: The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is one hundred (100) shares of common stock, $0.01 par value per share.

FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME	ADDRESS

Mark D. Fischer	c/o Rosenman & Colin
575 Madison Avenue
New York, New York 10022

SIXTH: The board of directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.

SEVENTH: Election of directors need not be by written ballot.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any such reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article NINTH shall eliminate or limit the liability of any director (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under the penalties of perjury, that this Certificate is my act and deed and that the facts stated herein are true this 29th day of March, 1991.

/s/ Mark D. Fischer
Mark D. Fischer
Sole Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:42 PM 10/01/1991
721274099 – 2258732

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SCIENTIFIC GAMES OPERATING CORP.

Under Section 242 of the
General Corporation Law

The undersigned, William G. Malloy, President of Scientific Games Operating Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                                                      The name of the corporation (the “Corporation”) is “Scientific Games Operating Corp.”

SECOND:                                      The Certificate of Incorporation of the Corporation was filed by the Secretary of State on April 1, 1991.

THIRD:                                                   The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the unanimous written consent of the Board of Directors of the Corporation was duly authorized and adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

“RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and substituting in lieu thereof, the following:

FIRST:                   The name of the corporation (the “Corporation”) is ‘Scientific Games, Inc.’ ”

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms under the penalties of perjury that the statements contained herein have been examined by me and are true, this 26th day of September, 1991.

/s/ William G. Malloy
William G. Malloy, President

ATTEST:

/s/ C. Gray Bethea
C. Gray Bethea, Jr., Secretary

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 08/01/1994
944141611 – 2258732

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

SCIENTIFIC GAMES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                   That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of SCIENTIFIC GAMES, INC. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

“First: The name of the corporation is SCIENTIFIC GAMES INC.”

SECOND:                                      That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                                                   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SCIENTIFIC GAMES, INC. has caused this certificate to be signed by William G. Malloy, its President and attested by C. Gray Bethea, Jr., its Secretary, this 20th day of July, 1994.

SCIENTIFIC GAMES, INC.

By:	/s/ William G. Malloy
President

ATTEST

By:	/s/ C. Gray Bethea
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:00 AM 04/23/2001
010193182 – 2258732

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SCIENTIFIC GAMES INC.

Pursuant to Section 242 of the
General Corporation Law of the
State of Delaware

Scientific Games Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:                   The name of the Corporation is Scientific Games Inc.

SECOND:             The Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on April 1, 1991.

THIRD:                  The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation by amending Paragraph FIRST as follows:

“FIRST:                 The name of the corporation is Scientific Games International, Inc.”

FOURTH:              The foregoing amendment shall become effective at, and not until, 12:00 a.m., Eastern Daylight Time, on the 27th day of April, 2001.

FIFTH:                   The foregoing amendment to the Corporation’s Certificate of Incorporation was declared advisable by the Board of Directors of the Corporation pursuant to a resolution duly adopted as of April 18, 2001, and was duly adopted in accordance with the provisions of Section 242(b) of the Delaware General Corporation Law by the vote of a majority of the stockholders of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 18th day of April, 2001.

SCIENTIFIC GAMES INC.

By:	/s/ Martin E. Schloss
Name:	Martin E. Schloss
Title:	Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/30/2001
010258967 – 2258732

CERTIFICATE OF MERGER
OF
AUTOTOTE LOTTERY CORPORATION
INTO
SCIENTIFIC GAMES INTERNATIONAL, INC.
(formerly known as Scientific Games Inc.)

(Pursuant to § 251 (c) of the General Corporation Law of the State of Delaware)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

First: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Scientific Games International, Inc.	Delaware
Autotote Lottery Corporation	Delaware

Second: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of § 251 of the General Corporation Law of the State of Delaware.

Third: That the name of the surviving corporation of the merger is Scientific Games International, Inc.

Fourth: That the Certificate of Incorporation of Scientific Games International, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

Fifth: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation, the address of which is:

1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004

Sixth: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

1

Seventh: That this Certificate of Merger and the merger provided for herein shall be effective at 12:00 a.m. on the 1st day of June, 2001, whereat such time this Certificate of Merger shall have been filed in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 18th day of May, 2001.

SCIENTIFIC GAMES INTERNATIONAL, INC.

By	/s/ C. Gray Bethea, Jr.
Name: C. Gray Bethea, Jr.
Title Vice President, Secretary and
General Counsel

2

State of Delaware Secretary of State Division of Corporations Delivered 02:44 PM 12/15/2005 FILED 01:47 PM 12/15/2005 SRV 051025233 – 2258732 FILE

CERTIFICATE OF MERGER
OF
SCIENTIFIC GAMES ONLINE ENTERTAINMENT SYSTEMS, INC.
INTO
SCIENTIFIC GAMES INTERNATIONAL, INC.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Scientific Games International, Inc., and the name of the corporation being merged into this surviving corporation is Scientific Games Online Entertainment Systems, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Scientific Games International, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2005.

SIXTH: The Agreement of Merger is on file at 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 15th day of December, 2005.

By:	/s/ C. Gray Bethea, Jr.
Authorized Officer

Name:	C. Gray Bethea, Jr.
Title:	Vice President, Secretary and General Counsel

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 PM 12/29/2006
FILED 03:38 PM 12/29/2006
SRV 061201694 – 2258732 FILE

CERTIFICATE OF OWNERSHIP
AND MERGER OF
SCIENTIFIC GAMES ROYALTY CORPORATION
WITH AND INTO
SCIENTIFIC GAMES INTERNATIONAL, INC.

The undersigned corporation organized and existing under and by virtue of the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
Scientific Games International, Inc.	Delaware
Scientific Games Royalty Corporation	Delaware

SECOND: That Scientific Games International, Inc., a Delaware corporation (the “Parent Corporation”), is the owner of all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of Scientific Games Royalty Corporation, a Delaware corporation (the “Subsidiary”), having no class of outstanding stock other than the Common Stock.

THIRD: That a merger of the Subsidiary with and into the Parent Corporation, with the Parent Corporation as the surviving corporation of the merger, has been approved by the Parent Corporation in accordance with the requirements of Section 253 of the Delaware General Corporation Law (the “DGCL”), and that a copy of the resolutions adopted by the Board of Directors of the Parent Corporation as of December 31, 2006, approving the merger is attached hereto as Exhibit A.

FOURTH: That the name of the surviving corporation of the merger, which shall be a -Delaware corporation, is Scientific Games International, Inc.

FIFTH: That the Certificate of Incorporation of the Parent Corporation shall be the Certificate of Incorporation of the surviving corporation.

SIXTH: That this Certificate of Ownership and Merger is filed in accordance with Sections 253 and 103 of the DGCL and that the merger shall become effective at 11:59 p.m. on December 31, 2006.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by an authorized officer of the Parent Corporation on the 29th day of December, 2006.

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:
Name:
Title: